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                                                                    Exhibit 21.1

North America
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Red Hat, Inc.                                               Delaware
Hell's Kitchen Systems, Inc.                                Pennsylvania
Cygnus Solutions                                            California
Cygnus Solutions Canada Limited                             Ontario, Canada
Nihon Cygnus Solutions                                      California

Europe
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Red Hat UK Limited                                          United Kingdom
Red Hat GmbH                                                Germany
Red Hat Ireland Limited                                     Ireland
Red Hat France SARL                                         France
Red Hat Italy s.r.l.                                        Italy
Cygnus Solutions Limited                                    United Kingdom
Cygnus Solutions GmbH                                       Germany

Asia-Pacific/Japan
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Red Hat Asia-Pacific Pty. Ltd.                              Australia
Red Hat KK                                                  Japan